CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Prospectus and Statement of Additional Information constituting parts of this Post-Effective Amendment No. 53 to the registration statement on Form N-1A (the "Registration Statement") of our reports dated May 19, 1998, relating to the financial statements and financial highlights of J.P. Morgan Institutional New York Total Return Bond Fund and the financial statements and supplementary data of The New York Total Return Bond Portfolio appearing in the March 31, 1998 Annual Report, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the heading "Financial Highlights" in the Prospectus and under the headings "Independent Accountants" and "Financial Statements" in the Statement of Additional Information.



/s/  PricewaterhouseCoopers LLP
     --------------------------

PricewaterhouseCoopers  LLP
     1177 Avenue of the Americas
     New York, New York 10036
     July 23, 1998